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                                                                 EXHIBIT 10.16




                          FINANCIAL ADVISORY AGREEMENT


         THIS FINANCIAL ADVISORY AGREEMENT (this "Agreement") is made and entered into effective as of February 27, 1997 among Cooperative Computing Holding Company, Inc. (formerly named Cooperative Computing, Inc.), a Texas corporation (together with its successors, "Holdings"), Cooperative Computing, Inc. (formerly named Triad Systems Corporation), a Delaware corporation (together with its successors, the "Company"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         WHEREAS, Hicks, Muse, Tate & Furst Equity Fund III, L.P. ("HMTF"), an affiliate of HMCo., is simultaneously with the execution of this Agreement, purchasing 9,600,000 shares of the common stock, $.01 par value per share ("Common Stock"), of Holdings pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated October 16, 1996, among HMTF, Holdings, Company and the other parties thereto (the "Equity Investment"), as a result of which HMTF will own 54.55% of the outstanding shares of common stock of Holdings;

         WHEREAS, pursuant to the Securities Purchase Agreement, all of the outstanding capital stock of CCI Acquisition Corp., a Delaware Corporation ("Acquisition Corp"), has been contributed to Holdings and Acquisition Corp is now a wholly-owned subsidiary of Holdings;

         WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 17, 1996, among Holdings, the Company and Acquisition Corp, Acquisition Corp has acquired a majority of the shares of common stock of the Company pursuant to a tender offer first commenced on October 23, 1996 (the "Tender Offer");

         WHEREAS, pursuant to the Merger Agreement, Acquisition Corp is being merged (the "Merger") with and into the Company, with the Company being the surviving corporation and thereby becoming a wholly owned-subsidiary of Holdings;

         WHEREAS, Holdings and the Company have requested that HMCo. render, and HMCo. has rendered, financial advisory services to them in connection with the negotiation of the Equity Investment, the Tender Offer, the Merger and the debt and equity financing transactions related thereto (collectively with the Equity Investment, the Tender Offer and the Merger, the "Transaction"); and
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         WHEREAS, Holdings and the Company have requested that HMCo. render financial advisory, investment banking, and other similar services to them with respect to future proposals for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving Holding, the Company or any of their respective subsidiaries, and any other person or entity, excluding, however, any acquisition which does not involve the use of (or any waiver or consent under) any debt or equity financing and in which neither HMCo nor any other person or entity provides financial advisory investment banking or similar services (collectively, "Add-on Transactions");

         NOW, THEREFORE, in consideration of the services rendered and to be rendered by HMCo to Holdings and the Company, and to evidence the obligations of Holdings and the Company to HMCo and the mutual covenants herein contained, Holdings and the Company hereby jointly and severally agree with HMCo as follows:

         1.      Retention.

                 (a) Holdings and the Company hereby acknowledge that they have retained HMCo, and HMCo acknowledges that it has acted, as financial advisor to Holdings and the Company in connection with the Transaction.

                 (b) Each of Holdings and the Company acknowledges that it has retained HMCo as its exclusive financial advisor in connection with any Add-on Transactions that may be consummated during the term of this Agreement, and that Holdings and the Company will not retain any other person or entity to provide such services in connection with any such Add-on Transaction without the prior written consent of HMCo. HMCo agrees that it shall provide such financial advisory, investment banking and other similar services in connection with any such Add-on Transaction as may be requested from time to time by the board of directors of Holdings.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the later to occur of (a) the date on which HMTF and its affiliates no longer own beneficially, directly or indirectly, at least 10% of the issued and outstanding shares of common stock of Holdings and (b) the date on which HMTF and its affiliates no longer own beneficially, directly or indirectly, shares of common stock or other securities of Holdings or Holding's successors with an aggregate value of at least $1,000,000.





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         3.      Compensation.

                 (a) As compensation for HMCo's services as financial advisor to Holdings and the Company in connection with the Transaction, the Company hereby irrevocably agrees to pay, and Holdings hereby agrees to cause the Company to pay, to HMCo a cash fee equal to 1.5% of the combined enterprise value (which shall include all equity, assumed debt, if not otherwise refinanced, and all additional debt incurred or refinanced in connection with the Equity Investment, the Tender Offer or the Merger) of the Company to be paid at the closing of the Tender Offer, which will occur substantially simultaneously with the execution of this Agreement. The parties hereto agree that the compensation due pursuant to this Section 3(a) shall be allocated among the segments of the financing for the Transaction in proportion to the dollar amount of each such segment.

                 (b) In connection with any Add-on Transaction consummated during the term of this Agreement, Holdings and the Company shall, and Holdings shall cause the Company to, pay to HMCo, at the closing of any such Add-on Transaction, a cash fee in the amount of 1.5% of the Transaction Value of such Add-on Transaction. As used herein, the term "Transaction Value" means the total value of the Add-on Transaction, including, without limitation, the aggregate amount of the funds required to complete the Add-on Transaction including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding).

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, Holdings and the Company agree to, and Holdings shall cause the Company to, reimburse HMCo, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out- of-pocket expenses (including fees and disbursements of counsel) incurred by HMCo (i) as financial advisor to Holdings and the Company in connection with the Transaction or (ii) in connection with the performance by it of the services contemplated by Section 1(b) hereof.

         5. Indemnification. Holdings and the Company jointly and severally shall indemnify and hold harmless each of HMCo, its affiliates and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (HMCo, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified Person") from and





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against any and all claims, liabilities, losses, damages and expenses incurred by an Indemnified Person (including those arising out of an Indemnified Person's negligence and reasonable fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Holdings and/or the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with Holdings' or the Company's consent or in conformity with Holdings' or the Company's instructions or Holdings' or the Company's actions or omissions or (B) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including reasonable fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. Neither Holdings nor the Company will, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. Holdings and the Company also agree that neither HMCo nor any other Indemnified Person shall have any liability to Holdings or the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by Holdings and/or the Company that have resulted primarily from HMCos' bad faith, gross negligence or willful misconduct. Holdings and the Company further agree that neither of them will, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. HOLDINGS AND THE COMPANY EACH HEREBY ACKNOWLEDGE THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.





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         The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Holdings and the Company hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against HMCo or any other Indemnified Person.

         It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for Holdings and/or the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagements may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

         Holdings and the Company further understand and agree that if HMCo is asked to furnish Holdings and/or the Company a financial opinion letter or act for Holdings and/or the Company in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by Holdings or the Company or any of their respective subsidiaries to it solely in its capacity as a financial advisor, unless Holdings and the Company consent to the divulging thereof or such information, secret processes or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the





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rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Other Understandings. All discussions, understandings and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto.

         11. Notice of Indemnity Provisions. THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN PARAGRAPH 5, NOTICE OF WHICH IS HEREBY GIVEN.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                HICKS, MUSE & CO. PARTNERS, L.P.

                                By:      HM PARTNERS INC.,
                                         its General Partner



                                         By:     /s/ LAWRENCE D. STUART, JR.
                                                 -----------------------------
                                                 Name: Lawrence D. Stuart, Jr.
                                                 Title: Managing Director




                                COOPERATIVE COMPUTING, INC.



                                By:      /s/ GLENN E. STAATS
                                         -------------------------------------
                                         Name: Glenn E. Staats
                                         Title: President




                                COOPERATIVE COMPUTING HOLDING COMPANY, INC.



                                By:      /s/ GLENN E. STAATS
                                         -------------------------------------
                                         Name: Glenn E. Staats
                                         Title: President





                [SIGNATURE PAGE TO FINANCIAL ADVISORY AGREEMENT]





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